                                                                     EXHIBIT 4.1

                          2000 EQUITY COMPENSATION PLAN

                                       OF

                               MORGAN KEEGAN, INC.

1.       Purpose, Awards, Effective Date.

         (a) Purpose. The purpose of the 2000 Equity Compensation Plan of Morgan Keegan, Inc. (the "Plan") is to further the success and advance the interests of Morgan Keegan, Inc., a Tennessee corporation (the "Corporation"), by encouraging and enabling selected employees and officers of the Corporation and its Related Corporations, if any, to acquire or to increase their holdings of common stock, $0.625 par value per share, of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation.

         (b)      Awards. Pursuant to the Plan, the Corporation intends to grant
(i) incentive stock options ("Incentive Stock Options"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase shares of Common Stock; (ii) similar options to purchase Common Stock that will not, however, be qualified as Incentive Stock Options ("Non-Qualified Options"); (iii) shares of Common Stock that are subject to restrictions on transfer or lienation, vesting and forfeitability provisions and such other terms and conditions as the Committee may determine and as may be set forth in an Agreement in respect thereof ("Restricted Stock"); and (iv) stock appreciation rights ("SARs") pursuant to which a recipient may recognize in cash the benefit from appreciation in the price of the Common Stock. Incentive Stock Options and Non-Qualified Options shall be referred to herein collectively as "Options."

         (c) Effective Date. The Plan shall become effective on the date of approval by the Board of Directors and the shareholders of the Corporation (the "Effective Date").

2.       Definitions.

         (a) As used in the Plan, the following terms have the following respective meanings:

         "10% Shareholder" means a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Parent or Subsidiary of the Corporation after giving effect to the attribution of stock ownership provisions of Section 424(d) of the Code.

         "Affiliate" means any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Corporation. For purposes of this definition, (i) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SARs, Restricted Stock and any other Awards conferred herein.

         "Award" means any grant of an Option or SAR, and any award of Restricted Stock under the Plan, whether singly, in combination, or in tandem, to an Eligible Person by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

         "Board" means the Board of Directors of the Corporation.

         "Change of Control" shall be deemed to have occurred if: (i) after the effective date of the Plan, any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including any "group" as defined in Section 13(d) of the Exchange Act, but excluding the Corporation and any Related Corporation, any of the Corporation's existing shareholders as of the effective date of the Plan and any employee benefit plan sponsored or maintained by the Corporation or any Related Corporation (including any trustee of such plan acting as trustee), directly or indirectly, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Corporation; (ii) the shareholders of the Corporation approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the shareholders of the Corporation, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to a majority of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation,
(B) a sale or other disposition of all or substantially all of the assets of the Corporation, or (C) a liquidation or dissolution of the Corporation; or (iii) any person has commenced a tender offer or exchange offer for thirty-five percent (35%) or more of the voting power of the then outstanding shares of the Corporation.

         "Chief Executive Officer" means the Chief Executive Officer of the Corporation, or if there is no Chief Executive Officer, the President, Chief Operating Officer or other highest ranking officer of the Corporation.

         "Code" has the meaning set forth in Section 1(b) above. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

         "Committee" means the Compensation Committee of Morgan Keegan & Company, Inc.

         "Common Stock" has the meaning set forth in Section 1(a) above.

         "Corporation" has the meaning set forth in Section 1(a) above.

         "Covered Employee" shall have the meaning given the term in Section 162(m) of the Code or the regulations thereunder.

         "Effective Date" has the meaning set forth in Section 1(c) above.

         "Election" has the meaning set forth in Section 10 below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

         "Exercise Price" has the meaning set forth in Section 6(b) below.

         "Fair Market Value" as of a given date for purposes of the Plan and any Option Agreement means (i) the closing sales price for the shares of Common Stock on the New York Stock Exchange or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open); or (ii) if the Common Stock is not listed on the New York Stock Exchange or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

         "Free Standing SAR" has the meaning set forth in Section 7(a) below.

         "Immediate Family" means a Participant's spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews, grandchildren and any person sharing the Participant's household other than a tenant (and, for this purpose, shall also include the Participant).

         "Incentive Stock Option" has the meaning set forth in Section 1(b) above.

         "Modification" means any change in the terms of an Option which would constitute a "modification" as defined in Section 424(h)(3) of the Code, including, without limitation, such a modification to an Option as effected by a change in the Plan and any other change in the Plan which would increase the number of shares reserved for Options under the Plan, materially change the administration of the Plan or otherwise materially increase the benefits accruing to, or available for, participants in the Plan; provided, however, that registration of Common Stock underlying Options under the Securities Act, as amended, shall not be deemed a Modification.

         "Non-Employee Director" has the meaning set forth in Rule 16b-3, promulgated under the Exchange Act.

         "Non-Qualified Option" has the meaning set forth in Section 1(b) above.

         "Option" has the meaning set forth in Section 1(b) above.

         "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in another corporation in the chain.

         "Participant" means an individual eligible to receive an Award under
Section 5 below and selected by the Committee as an individual to whom an Award shall be granted.

         "Permanent Disability" has the meaning ascribed to the term "disability" or any substantially similar term in the Corporation's long-term income disability plan as in effect from time to time or, if no such plan exists, the meaning ascribed to the term "permanent and total disability" in
Section 22(e)(3) of the Code.

         "Person" means an individual, firm, partnership, association, unincorporated organization, trust, corporation, or any other entity, including, without limitation, a government or any department, agency or instrumentality thereof.

         "Plan" has the meaning set forth in Section 1(a) above.

         "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a Parent or Subsidiary of the Corporation, or a predecessor of any such corporation.

         "Related Corporation" means any Parent, Subsidiary or predecessor of the Corporation.

         "Related Option" has the meaning set forth in Section 7(a) below.

         "Restricted Stock" has the meaning set forth in Section 1(b) above.

         "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with the Corporation, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

         "SARs" has the meaning set forth in Section 1(b) above.

         "Securities Act" means the Securities Act of 1933, as amended from time to time. References to any provision of the Securities Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

         "Subsidiary" or "subsidiary corporation" means any corporation that is a "subsidiary corporation" as such term is defined in Section 424(f) of the Code.

         "Tandem SAR" has the meaning set forth in Section 7(a) below.

         "Tax Date" has the meaning set forth in Section 10 below.

         (b) References in these definitions to provisions of the Code shall, when appropriate to effectuate the purpose of the Plan, be deemed to be references to such provisions of the Code and regulations promulgated thereunder as the same may from time to time be amended or to successor provisions to such provisions.

1.       Administration.

         (a) Administrator. The Plan shall be administered by the Committee.

         (b) Authority of Committee. Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the Chief Executive Officer as provided in Section 3(d), the Committee shall have the full and final authority in its sole discretion to take any action with respect to the Plan including, without limitation, the authority to: (i) select the persons to receive Awards under the Plan; (ii) determine the form of an Award and whether, if such Award is an Option, such Option is to operate on a tandem basis and/or in conjunction with or apart from other Awards made by the Corporation, either within or outside of this Plan;
(iii) determine the number of shares of Common Stock to be covered by each Award hereunder; (iv) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provision or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole and absolute discretion; and (v) make any other determination or take any action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient.

         (c) Power of Committee. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         (d) Delegation. Notwithstanding Section 3(b) and Section 3(c) above, the Committee may delegate to the Chief Executive Officer the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 3(b) or Section 3(c) above with respect to such Awards, to any individual who, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and (iii) is otherwise eligible under Section 5 below. To the extent that the Committee has delegated authority to grant Awards pursuant to this Section 3(d) to the Chief Executive Officer, references to the Committee shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

4.       Shares of Stock Subject to the Plan; Award Limitations.

         (a) Number of Shares. The number of shares of Common Stock that may be issued pursuant to Awards shall be three million (3,000,000).

         (b) Sources of Shares. The shares to be issued hereunder shall be issued from authorized but unissued shares. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

         (c) Excess Shares. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited or canceled or because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the option price of an Option granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

         (d) Adjustment. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation involving the Corporation; by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Corporation's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock for which any individual participating in the Plan may receive Awards in any year, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

5.       Eligibility for Participation.

         (a) General Qualifications. A Participant must be an employee of the Corporation or a Related Corporation. For purposes of the Plan, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee. In determining the persons to whom Awards shall be made and the number of shares to be covered by each Award, the Committee may take into account the nature of the services rendered by, and the responsibilities borne by, such eligible persons, their present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant. Awards may be made to persons who hold or have held options, restricted stock and/or stock appreciation rights under previous plans, and a person who has received an Award under the Plan may receive additional Awards under the Plan or under any future stock or option plan if the Committee shall so determine.

         (b) Incentive Stock Options. Incentive Stock Options under this Plan may be granted only to officers (who are employees) and to other employees of the Corporation or a Related Corporation, as determined by the Committee. A director of the Corporation may receive an Incentive Stock Option under this Plan only if such person is otherwise an employee of the Corporation or a Related Corporation.

         (c) Other Awards. Employees of the Corporation or a Related Corporation who the Committee determines are providing bona fide services to the Corporation or a Related Corporation, whether or not otherwise compensated, may receive any form of Award, except an Incentive Stock Option, at the discretion of the Committee.

6.       Granting of Options.

         (a) General. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Committee shall determine. Notwithstanding the foregoing, however, no Participant shall during any fiscal year be granted Options to purchase greater than 10% of the total number of shares of Common Stock available for issuance under the Plan. Both Incentive Stock Options and Non-Qualified Options may be granted under the Plan. To the extent necessary to comply with Section 422 of the Code and related regulations, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Non-Qualified Option. An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option. A Non-Qualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

         (b) Option Price. The price per share at which an Option may be exercised (the "Exercise Price") shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the agreement evidencing the grant of the Option; provided, that (i) in the case of an Incentive Stock Option, the Exercise Price shall be no less than the Fair Market Value per share of the Common Stock on the date the Incentive Stock Option is granted and (ii) in no event shall the Exercise Price of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Exercise Price of an Incentive Stock Option granted to a 10% Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

         (c) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Common Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Corporation (or a Parent or Subsidiary of the Corporation), exceeds $100,000, then the Option, as to the excess, shall be treated as a Non-Qualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Corporation or a Parent or Subsidiary of the Corporation. If and to the extent that an Option designated as an Incentive Stock Option fails so to qualify under the Code, the Option shall remain outstanding according to its terms as a Non-Qualified Stock Option.

         (d) Option Term. The term of an Option shall be determined by the Committee at the time the Option is granted. With respect to Incentive Stock Options, such period shall not extend more than ten years from the date on which the Option is granted; provided, however, that the term of an Incentive Stock Option granted to an employee who is a 10% Shareholder shall not exceed five years from the date of grant. Any Option or portion thereof not exercised before expiration of the option period shall terminate.

         (e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Agreement or an amendment to the Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

         (f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering written notice to the Corporation at such place as the Corporation shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of the Exercise Price. Such payment shall be in the form of (i) cash;
(ii) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (iii) a combination of the foregoing methods, as elected by the Participant. Shares of Common Stock tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. Any shares of Common Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Corporation with respect to the exercise of the Option. The Participant shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise. Shares of Common Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

         (g) Nontransferability of Options. Options shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. An Option shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative. If a Participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the Option was granted.

7.       Stock Appreciation Rights.

         (a) Grant of SARs. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Committee shall determine. SARs may be granted to an optionee of an Option (hereinafter called a "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option (a "Tandem SAR") or may be granted separately to an eligible key employee (a "Freestanding SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.

         (b) Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Non-Qualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. Tandem SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercise as the Committee may provide in the Agreement), and in no event after the complete termination or full exercise of the Related Option. For purposes of determining the number of shares of Common Stock that remain subject to such Related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the Related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the Related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Related Option price per share; provided, that the Committee may, in any agreement granting Tandem SARs, establish a maximum value payable for such SARs.

         (c) Freestanding SARs. Unless an individual agreement provides otherwise, the base price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any agreement granting Freestanding SARs, establish a maximum value payable for such SARs.

         (d) Exercise of SARs. Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Tandem SARs, such shorter term as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate. SARs may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR.

         (e) Consideration; Election. The consideration to be received upon the exercise of the SAR by the Participant shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR) or a combination of cash and shares of Common Stock, as elected by the Participant, subject to the terms of the Plan and the applicable Agreement. Ownership by the Participant (or his beneficiary) of the shares of Common Stock acquired upon exercise of an SAR for shares shall be reflected by a book entry in the stock records maintained by the Corporation and its transfer agent as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the Participant will receive cash in lieu of fractional shares.

         (f) Limitations. The applicable Agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Committee. Unless otherwise so provided in the applicable agreement or the Plan, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the Related Option.

         (g) Nontransferability. SARs shall not be transferable other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. SARs may be exercised during the Participant's lifetime only by him or by his guardian or legal representative. If the Participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the SAR was granted.

8.     Restricted Stock Awards.

         (a) Restricted Stock Awards. Subject to the limitations of the Plan, the Committee may grant Restricted Stock Awards to such Eligible Persons, in such amounts and subject to such terms and conditions, as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine.

         (b) Issuance of Restricted Stock. Restricted Stock awarded under the Plan shall be recorded as owned by the Participant by means of a book entry in the stock records maintained by the Corporation and its transfer agent, and the Corporation shall instruct its transfer agent regarding the terms, conditions and restrictions applicable to such Restricted Stock. Each Participant awarded Restricted Stock shall have delivered a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

         (c) Voting and Dividend Rights of Restricted Stock. Unless otherwise determined by the Committee at the time of an Award, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends, if any, thereon, unless and until such shares are forfeited.

         (d) Nontransferability. The recipient of Restricted Stock shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the restrictions have lapsed, expired or until all conditions to vesting have been met. Restricted Stock shall not be transferable other than by will or the laws of intestate succession until the restrictions have lapsed, expired or until all conditions to vesting have been met. The designation of a beneficiary does not constitute a transfer. If a Participant of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six (6) months following the date of grant of such Award.

9.     Termination of Employment.

         (a) Death of Participant. In the event of the death of a Participant, any Incentive Stock Options granted to such Participant may be exercised by the person or persons to whom the Participant's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant's estate during the period of administration) at any time prior the respective expiration dates of any such Incentive Stock Options. In addition, all Non-Qualified Options and SARs held by such Participant shall immediately vest and become exercisable in accordance with their terms, and all Restricted Stock held by such Participant shall immediately vest and become non-forfeitable.

         (b) Permanent Disability of Participant. In the event that any Participant's employment with the Corporation shall terminate as a result of the Permanent Disability of such Participant, such Participant may exercise any Incentive Stock Options granted to him pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is the first anniversary of the date of such termination of employment. In addition, all Non-Qualified Options and SARs held by such Participant shall immediately vest and become exercisable in accordance with their terms, and all Restricted Stock held by such Participant shall immediately vest and become non-forfeitable.

         (c) Retirement of Participant. In the event of the Retirement of a Participant, any Incentive Stock Options held by him under the Plan shall immediately vest and shall be exercisable at any time prior to the earlier of
(i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is ninety (90) days after the date of such termination. In addition, all Non-Qualified Options and SARs held by such Participant shall immediately vest and become exercisable in accordance with their terms, and all Restricted Stock held by such Participant shall immediately vest and become non-forfeitable.

         (d) Other Termination of Employment. Upon the termination of any Participant's employment with the Corporation for any reason other than death, Permanent Disability or Retirement, any Incentive Stock Options held by him that are vested as of the date of such termination shall be exercisable at any time prior to the earlier of (i) the respective expiration dates of any such vested Incentive Stock Options or (ii) the date which is ninety (90) days after the date of such termination. In addition, the terms and conditions of Non-Qualified Options, SARs and Restricted Stock shall be as specifically provided for in the Agreement executed by the Participant at the time of an Award.

         (e) Non-Competition. Unless an Agreement specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if: (i) in the opinion of the Committee, the Participant, without the prior written consent of the Corporation, engages directly or indirectly in any manner or capacity as a principal, agent, partner, officer, director, shareholder, employee or otherwise, in any business or activity competitive with the business conducted by the Corporation or any Parent, Subsidiary or Affiliate of the Corporation; (ii) the Participant at any time divulges to any person or entity other than the

Corporation (or any Parent, Subsidiary, or Affiliate of the Corporation) any trade secrets, methods, processes or the proprietary or confidential information of the Corporation (or any Parent, Subsidiary, or Affiliate of the Corporation);
(iii) the Participant performs any act or engages in any activity which in the opinion of Chief Executive Officer of the Corporation is inimical to the best interests of the Corporation. Ownership of not more than four and 99/100 percent (4.99%) of the outstanding capital stock of a company subject to the periodic and other reporting requirements of the Exchange Act shall not be a violation of this Section 9(f).

10. Withholding of Taxes. The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient.

11. Consequences of a Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control: (a) all Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable; (b) all restrictions applicable to any Restricted Stock Award shall be deemed to have expired, and such Restricted Stock Awards shall become fully vested and payable to the fullest extent of the original grant of the applicable Award. Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a Related Corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the reasonable opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 11 shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a Related Corporation.

12. Performance Based Compensation. To the extent that Section 162(m) of the Code is applicable, the Committee shall have discretion to determine the extent, if any, that Awards conferred under the Plan to Covered Employees shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

13. No Right or Obligation of Continued Employment. Nothing contained in the Plan shall require the Corporation or a Related Corporation to continue the employment or service of a Participant, nor shall any such individual be required to remain in the employment or service of the Corporation or a Related Corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation or a Related Corporation shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of, or in service to, the Corporation or a Related Corporation.

14. Unfunded Plan; Retirement Plan. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Related Corporation including, without limitation, any specific funds, assets or other property which the Corporation or any related corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person. In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

15.      Amendment and Termination of the Plan.

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that if the Common Stock becomes publicly traded, the Board shall not amend the Plan without shareholder approval if such approval is required by (i) Section 162(m) of the Code and if Section 162(m) is applicable to the Plan; (ii) the Securities Act; or (iii) the Exchange Act.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

         (c) Termination and Amendment of Outstanding Awards. A termination or amendment of the Plan that occurs after an Award is granted shall not materially impair the rights of a Participant unless the Participant consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. No termination, Modification, or amendment of the Plan, may, without the consent of the Participant to whom any Award shall theretofore have been made, adversely affect the rights of such Participant under such Award; nor shall any such Modification or amendment be deemed to effect a Modification, extension or renewal of any such Award previously made except pursuant to an express written agreement to such effect, executed by the Corporation and the Participant.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Corporation and its successors and assigns.

16. Restrictions on Shares. The Committee may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue or deliver shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may give instructions to its transfer agent regarding such restrictions as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel with respect to shares of Common Stock issued pursuant to an Award hereunder.

17. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.      Miscellaneous.

         (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Corporation, or for other proper corporate purpose, or (ii) limit the right of the Corporation to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant Options to an employee of another corporation who becomes an employee of the Corporation by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Corporation or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The Committee shall prescribe the provisions of the substitute Options.

         (b) If the Committee determines that such action is advisable, the Corporation may assist any Participant in obtaining financing from the Corporation or from any bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Corporation, a guarantee of the obligation by the Corporation, or the maintenance by the Corporation of deposits with such bank or third party.


         (b) Compliance with Law. The Plan, the grant and exercise of Options, and the obligations of the Corporation to issue or transfer shares of Common Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section 18(b).

         (c) Ownership of Stock. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the shares are issued or transferred to the Participant or Successor Participant on the stock transfer records of the Corporation.

         (e) Governing Law. The validity, construction, interpretation and effect of the Plan and grant instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Tennessee, without regard to conflict of laws principles.

         (f) Time of Awards. Nothing contained in the Plan shall constitute an Award hereunder. Any Award pursuant to the Plan shall take place only upon approval by the Committee of a resolution recommending an Award under this Plan. Notice of the determination shall be given to each person to whom an Award is so made within a reasonable time after the date of such Award. After the making of an Award under this Plan, a written Agreement shall be duly executed by or on behalf of the Corporation and the Participant.

         (g) Form and Terms of Award Agreement. Agreements evidencing Awards pursuant to the Plan shall be in such form and shall contain such terms not inconsistent with the Plan as the Committee may approve. Award Agreements may contain such terms, conditions, restrictions and limitations in respect of Options, SARs and/or Restricted Stock (and such provisions for the enforcement of compliance with the Securities Act and/or with state "Blue Sky" laws) as the Committee, in its sole discretion, may determine. To the extent any term in any Award Agreement shall be inconsistent with any term of this Plan, the term in this Plan shall govern.

         (h) Partial Invalidity. The invalidity or unenforceability of any particular provision of this Plan or any Award Agreement shall not effect the other provisions of this Plan or such Award Agreement nor affect the validity or enforceability of the other provisions of Award Agreements under this Plan, and this Plan and Awards hereunder shall be construed in all respects as if such invalid or unenforceable provision were omitted.


         (i) Special Provisions with Respect to Incentive Stock Options under this Plan and Non-Qualified Stock Options. The Committee in making any Award of an Option shall indicate whether it intends the Option to be an Incentive Stock Option under this Plan or a Non-Qualified Stock Option and shall cause the Award Agreement with respect thereto to indicate such intention. Should a person hold both one or more Incentive Stock Options under this Plan and one or more Non-Qualified Stock Options, all of such Options shall be exercisable in accordance with their respective terms and limitations, and nothing in this Plan shall be construed as causing the exercise of any such Option to preclude the exercise of any such other Option in accordance with its terms.

         (j) Rule 16b-3 Savings Provision. It is the intent of the Corporation that this Plan comply in all respects with any applicable provisions of Rule 16b-3 and Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to
Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

         (k) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.